                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          DIRECT III MARKETING, INC.

        -------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

                                      N/A

        -------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1) Title of each class of securities to which transaction applies:  N/A
   (2) Aggregate number of securities to which transaction applies:  N/A
   (3) Per unit price or other underlying value of transaction computed pursuant to
       Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A
   (4) Proposed maximum aggregate value of transaction:  N/A
   (5) Total fee paid:  N/A

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1) Amount Previously Paid:  N/A
   (2) Form, Schedule or Registration Statement No.:  N/A
   (3) Filing Party:  N/A
   (4) Date Filed:  N/A

                     PROXY STATEMENT DATED APRIL 15, 2002

                          DIRECT III MARKETING, INC.
                            12760 High Bluff Drive
                                   Suite 210
                          San Diego, California 92130

                           NOTICE OF ANNUAL MEETING
                                OF STOCKHOLDERS

   The Annual Meeting of Stockholders of Direct III Marketing, Inc. will be held at the Del Mar Marriott Hotel, located at 11966 El Camino Real in San Diego, California, at 9:00 a.m. on Monday, May 20, 2002. The purposes of the meeting are:

    1. To elect six directors to Direct III's Board of Directors for a term of 1 year;

    2. To consider and vote upon a proposal to amend the Certificate of Incorporation to change the name of the company to Education Lending Group, Inc.;

    3. To consider and vote upon a proposal to approve certain amendments to the Stock Option Plan for officers, Directors and employees of Direct III Marketing, Inc. and its subsidiaries; and

    4. To consider and transact any other business that may properly come before the meeting.

   Stockholders of record at the close of business on April 12, 2002, are entitled to notice of and to vote at the meeting. We are also mailing to you with this Notice our Annual Report on Form 10-KSB for the year ended December 31, 2001.

The Board of Directors believes that it is in your best interest to approve the proposals to change the name of the company and amend the Stock Option Plan and unanimously recommends that you vote to approve these two proposals, and the Board of Directors recommends a vote for each of Robert deRose, Michael H. Shaut, James G. Clark, Douglas L. Feist, Samuel Belzberg and Leo Kornfeld, as Directors.

                                          For the Board of Directors

                                          /s/ Robert deRose
                                          ROBERT DEROSE
                                          Chairman and Chief Executive Officer

April 15, 2002

                          DIRECT III MARKETING, INC.

                                PROXY STATEMENT
                             DATED APRIL 15, 2002

   The Board of Directors of Direct III Marketing, Inc. respectfully requests your proxy for use at the Annual Meeting of Stockholders to be held on Monday, May 20, 2002, and at any adjournments of that meeting. This Proxy Statement is to inform you about the matters to be acted upon at the meeting.

   If you attend the meeting, you may vote your stock by ballot. If you do not attend, your stock will still be voted at the meeting if you sign and return the enclosed proxy card. Common stock of Direct III represented by a properly signed proxy card will be voted in accordance with the choices marked on the proxy card. You may revoke your proxy before it is voted by giving notice to Direct III in writing or orally at the meeting.

   This Proxy Statement and the enclosed proxy card are first being mailed to stockholders on or about April 17, 2002. Direct III's headquarters are located at 12760 High Bluff Drive, Suite 210, San Diego, California 92130, and our telephone number is (858) 793-4151.

                             ELECTION OF DIRECTORS

   Direct III's Board of Directors currently consists of six Directors. Each Director serves for a one year term and until a successor is duly elected and qualified, or until his earlier resignation or removal. The Board met one time during fiscal year 2001.

   The six nominees for Directors for terms expiring at the 2003 Annual Meeting of Stockholders and a description of the business experience of each nominee appear below. Each of the nominees is currently a member of the Board.

Robert deRose, Age 55, Director since 1999; Chairman of the Board of Directors and Chief Executive Officer of Direct III. Mr. deRose has been Chief Executive Officer of Direct III since April 1999 and was President of Direct III from April 1999 until March 1, 2001. Mr. deRose was the President and Chief Executive Officer of American Express Educational Loans, one of the largest student financial aid lenders in the country, from October 1995 through January 1998 and continued to provide consulting services through April 1999.
Mr. deRose founded The Educational Funding Company LLC (American Express Education Loans) and developed innovative direct marketing programs in the areas of telemarketing, direct mail and e-commerce. Mr. deRose is currently a Director and President of the Survivors Rehabilitation Foundation and The deRose Foundation.

Michael H. Shaut, Age 51, Director since 2001; Director, President and Chief Operating Officer of Direct III and President of Grad Partners, Inc., a wholly owned subsidiary of Direct III. Mr. Shaut has been the President and Chief Operating Officer of Direct III since March 1, 2001 and has been President of Grad Partners, Inc. since its incorporation on October 3, 2000. Mr. Shaut was formerly the President and Chief Executive Officer of Student Loan Funding Resources, Inc., an originator and secondary market purchaser of federally guaranteed and private student loans, from 1999 until October 2000. Mr. Shaut was instrumental in selling the company to Student Loan Marketing Association (Sallie Mae) in 2000. Mr. Shaut was President of Education Planning Services, Inc., a joint venture company with Arthur Anderson, LLC focused on providing strategic consulting services to the higher education finance community, during 1998 and 1999. From December 1995 through June of 1998, Mr. Shaut was Executive Vice President and Chief Operating Officer of The Student Loan Funding Corporation (now known as Student Loan Funding Resources, Inc.) where Mr. Shaut managed the day to day operations of the company.

James G. Clark, Age 42, Director since 1999; Director, Executive Vice President and Chief Financial Officer of Direct III and Executive Vice President and Chief Financial Officer of the subsidiaries, Grad Partners, Inc. and Student Loan Xpress, Inc. Mr. Clark has been Chief Financial Officer of Direct III since April 1999, Executive Vice President since March 1, 2001 and Executive Vice President and Chief Financial Officer of Grad Partners, Inc. and Student Loan Xpress, Inc. since their incorporation. Mr. Clark was formerly the Chief Financial Officer of DTS Communications, Inc., a software development company bringing electronic closing services to the real estate industry, from May 1996 until February 1998. As Chief Financial Officer, Mr. Clark was responsible for all of the financial affairs of DTS, including budgeting, banking, cash management, investor relations, insurance and financial reporting. Mr. Clark was also responsible for developing and implementing the company's procedures in the areas of purchasing, collections/accounts receivable, inventory, credit approval, payroll/human resources, payment terms and travel.

Douglas L. Feist, Age 54, Director since 1999; Director, Executive Vice President, Secretary and General Counsel of Direct III and Executive Vice President and Secretary of Grad Partners, Inc. and Student Loan Xpress, Inc. Mr. Feist has been Secretary and General Counsel of Direct III since April 1999, Executive Vice President since March 1, 2001 and Executive Vice President and Secretary of Grad Partners, Inc. and Student Loan Xpress, Inc. since their incorporation. Mr. Feist was a Senior Vice President and General Counsel of UBL Financial Corporation, an insurance services holding company, from February 1993 through December 1998. Mr. Feist joined Mr. deRose at The Educational Funding Company LLC (American Express Educational Loans) in October 1995 as an owner, Senior Vice President and General Counsel. Mr. Feist currently serves as a Director for Gordon Composites, Inc., Davidson Technologies Corporation and Nytro Multisport Technology, Inc. and is the sole Director and officer of Douglas L. Feist Professional Corporation.

Samuel Belzberg, Age 73, Director since 2001; Mr. Belzberg is the President of Gibralt Capital Corporation, a Canadian private investment company which, through its affiliates, has an equity interest in several private and public operating companies as well as significant real estate holdings. Prior to 1991, Mr. Belzberg was Chairman and Chief Executive Officer of First City Financial Corporation Ltd., a seven billion-dollar (Canadian dollars) full service financial institution founded by Mr. Belzberg. Mr. Belzberg is the Chairman of the Dystonia Medical Research Foundation, founded by he and his wife in 1977, and is the Chairman of the Simon Wiesenthal Center of Los Angeles. Mr. Belzberg also serves as a Director of e-Sim Ltd., of Jerusalem, Israel, and Diomed Inc. In 1989, he was awarded the Order of Canada and received the Governor General of Canada Award in 1992.

Leo Kornfeld, Age 79, Director since 2001; Mr. Kornfeld joined Direct III as a consultant in August 2001. Mr. Kornfeld is President of Kornfeld & Associates, an education consulting firm. Appointed by President Clinton, Mr. Kornfeld served as a Senior Advisor to the Secretary of Education where he assisted the Secretary in re-engineering student lending by developing and operating the Direct Student Loan Program. During his years at the Department of Education, Mr. Kornfeld also served as Chief Information Officer. Mr. Kornfeld was a presidential appointee during the Carter Administration and was responsible, as Deputy Commissioner, for the Student Financial Aid Program. Mr. Kornfeld has also held senior executive positions in various corporations, including Citicorp and Automatic Data Processing.

Our Recommendation

   The vote necessary to elect each Director nominee set forth above is the affirmative vote of a majority of the common stock represented and voting, in person or by proxy, at the Annual Meeting, assuming a quorum is present. The Board of Directors recommends that stockholders vote FOR the election of each Director nominee.

Committees of the Board of Directors; Attendance

   The Board of Directors formed the Compensation Committee in 1999 to manage and oversee Direct III's Stock Option Plan and to make recommendations regarding executive compensation. The Compensation Committee recommends to the Board of Directors the granting of certain qualified and non-qualified stock options to employees and non-employee Directors of Direct III under the plan. As of November 28, 2001, the members of the Compensation Committee are Samuel Belzberg, Robert deRose and Michael Shaut. The Compensation Committee met two times during fiscal year 2001.

   At the November 28, 2001 meeting of the Board of Directors, the Board formed two additional committees -- a Finance Committee and an Audit Committee. The members of the Finance Committee are Samuel Belzberg, James G. Clark, Robert deRose and Michael H. Shaut. The members of the Audit Committee are Samuel Belzberg, Douglas L. Feist and Leo Kornfeld. With respect to the Audit Committee, Samuel Belzberg is an independent Director, as that term is defined under NASD Rule 4200(a)(14) relating to the Nasdaq Stock Market. Leo Kornfled is the President of Kornfeld & Associates, an education consulting firm that provides consulting services to Direct III. Douglas L. Feist is a Director and an officer of Direct III and is the sole owner of the Law Offices of Douglas L. Feist Professional Corporation, a firm that has previously provided legal services to Direct III. The Audit Committee does not have a charter at this time. Neither of the newly formed committees met in 2001, and the specific obligations of each committee have not been defined. The Audit Committee had its first meeting in March, 2002. The Finance Committee will commence its meetings in 2002. The functions to be performed by each committee will be determined by the Board and the committees during 2002.

   Direct III does not have a nominating committee.

   For fiscal year 2001, each incumbent Director attended at least 75% of the meetings of the Board of Directors and of the committees on which he served.

Compensation of Directors

   Generally, Direct III's Directors do not receive compensation for their services as Directors, however, Samuel Belzberg and Leo Kornfeld were granted options under Direct III's Stock Option Plan in 2001 for their services as Directors. Direct III does not pay Directors unaffiliated with Direct III a fee for attending meetings of the Board of Directors.

     PROPOSAL 1: AMENDMENT TO CERTIFICATE OF INCORPORATION TO CHANGE NAME

   Direct III's Certificate of Incorporation states that the name of the company is "Direct III Marketing, Inc." During 2001, Direct III's focus shifted to the student loan industry, and the current company name does not reflect this change in focus. Accordingly, if this proposal is approved, Direct III's Certificate of Incorporation will be amended to change the company's name to "Education Lending Group, Inc." to better reflect the company's focus.

Amendment of Certificate of Incorporation

   If Proposal 1 is approved, Direct III's Certificate of Incorporation will be amended to change the name of the company to "Education Lending Group, Inc." There are no other changes to the company's Certificate of Incorporation contemplated by this proposal. A copy of the Amended and Restated Certificate of Incorporation that will be filed upon the approval of Proposal 1 is attached to this Proxy Statement as Exhibit A.

Purposes of Name Change

   Direct III was organized and commenced operations in March 1999. Prior to September 2001, Direct III was principally devoted to identifying and evaluating acquisitions of companies involved in direct marketing, internet marketing and telemarketing and developing the student loan marketing capabilities of Grad Partners, Inc., a subsidiary of Direct III. In September 2001, through Grad Partners, Inc. and Grad Partners Premier, LLC (now known as Education Funding Resources, LLC), also a subsidiary of Direct III, Direct III began operations related to originating, purchasing and providing services related to the federally guaranteed student loan industry. In January 2002, Direct III initiated the business operations of its subsidiary, Student Loan Xpress, Inc., which focuses on marketing Direct III's student loan business to colleges and universities. Direct III, through Grad Partners, Inc., Student Loan Xpress, Inc. and Education Funding Resources, LLC, originates and/or purchases Federal Family Education Loan Program student loans that are eligible for guarantee from the Department of Education, Health Education Assistance Loans eligible for guarantee by the Secretary of Health and Human Services and Federally guaranteed consolidation loans and certain other eligible student loans.

   The name "Education Lending Group, Inc." reflects Direct III's new focus on the student loan industry and serves as a marketing tool to identify Direct III's current business operations.

Effect of Approval of Name Change

   If Proposal 1 is approved by Direct III's stockholders, Direct III will promptly file the Amended and Restated Certificate of Incorporation and/or any other required documentation with state and federal agencies and private entities as necessary to complete the company's name change from "Direct III Marketing, Inc." to "Education Lending Group, Inc."

Our Recommendation

   The vote necessary to amend Direct III's Certificate of Incorporation is the affirmative vote of a majority of the common stock represented and voting, in person or by proxy, at the Annual Meeting, assuming a quorum is present. The Board of Directors recommends that stockholders vote FOR the proposal to change the company's name to "Education Lending Group, Inc."

                  PROPOSAL 2: AMENDMENT TO STOCK OPTION PLAN

   Direct III's Stock Option Plan, originally adopted April 21, 1999 and amended on April 1, 2001, was approved by stockholders at the 2001 Annual Meeting of Stockholders. On July 1, 2001, and subsequently on April 4, 2002, Direct III's Board of Directors adopted resolutions amending the Stock Option Plan to:

    . increase the maximum number of shares of common stock subject to options which may be granted under the plan to any individual in any fiscal year to 600,000 shares from 100,000 shares; and

    . increase the maximum aggregate number of shares which may be issued upon exercise of options under the plan to 3,000,000 shares from 2,000,000 shares.

   The amended Stock Option Plan is being submitted to stockholders for approval at the 2002 Annual Meeting of Stockholders. A copy of the amended Stock Option Plan is attached to this Proxy Statement as Exhibit B. The changes set forth above constitute the only changes to the terms of the Stock Option Plan. The following is a summary of the material terms of the Stock Option Plan, as amended, and is qualified in its entirety by reference to the Stock Option Plan.

Stock Option Plan

   The Stock Option Plan provides for the grant of incentive stock options and non-qualified stock options to officers, Directors and employees of Direct III and its subsidiaries selected by the Board of Directors and/or the Compensation Committee. The Board of Directors adopted the Stock Option Plan to (a) recognize and compensate officers, Directors and selected employees who contribute to the development and success of Direct III and its subsidiaries,
(b) maintain the competitive position of Direct III and its subsidiaries by attracting and retaining employees, (c) provide incentive compensation to such officers and key employees based upon the performance of Direct III and its subsidiaries and (d) to encourage the officers, employees and Directors of Direct III and its subsidiaries to acquire a proprietary and vested interest in the growth and performance of Direct III and its subsidiaries.

  . Term of Stock Option Plan and Options. The term of the Stock Option Plan is set by the Compensation Committee and may not exceed 10 years from the date the Board of Directors approved the Stock Option Plan. The term of the options granted under the plan is set by the Compensation Committee. Certain limitations are imposed upon the Compensation Committee in making this determination. For example, the term of any non-qualified stock option granted to an independent Director will be 10 years, and the term of any incentive stock options shall not be more than 10 years (5 years where the recipient of the option owns more than 10% percent of the voting power in Direct III).

  . Number of Units. The stock subject to an option shall be shares of Direct III's authorized but unissued, reacquired or treasury common stock. The maximum number of shares which may be issued upon exercise of stock options under this plan is 3,000,000 shares of common stock. The maximum number of shares which may be subject to options granted under the plan to any individual in any fiscal year shall not exceed 600,000 shares of common stock.

  . Committee. The Compensation Committee of the Board of Directors or its designee will administer the Stock Option Plan. The Compensation Committee shall have the power to interpret the Stock Option Plan and the agreements pursuant to which options are granted and to adopt, amend or revoke rules for the administration of the Stock Option Plan.

  . Participants. The Compensation Committee may grant options under the plan to any employee, officer or Director (including independent Directors) of Direct III or any of its subsidiaries or affiliates.

  . Options. The purchase price of options granted under the Stock Option Plan will be determined by the Compensation Committee in its sole discretion, provided that the purchase price is greater than the par value of a share of common stock (unless otherwise permitted by Delaware law). In addition, the price must be (a) in the case of incentive stock options and options intended to qualify as performance based compensation, not less than 100% of the fair market value of a share of common stock on the date the option was granted, (b) in the case of incentive stock options granted to a person who owns more than 10% of the combined voting power in Direct III, not less than 110% of the fair market value of a share of common stock on the date the option is granted and (c) in the case of non-qualified stock options granted to independent Directors after Direct III became subject to the Securities Exchange Act of 1934, as amended, equal to 100% of the fair market value of a share of common stock on the date the option is granted.

  . Change in Common Stock or Assets of Direct III; Acquisition or Liquidation of Direct III. In the event that the Compensation Committee determines that a change in common stock on account of a corporate transaction (as more fully described in Section 7.3 of the Stock Option
      Plan) affects the common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits intended to be available under the Stock Option Plan, the Compensation Committee shall, in a manner it deems equitable, adjust the number and kind of the shares of common stock to which options may be granted under the Stock Option Plan, the number and kind of shares of common stock subject to outstanding options and the grant or exercise price with respect to any option. In addition, the Compensation Committee may (a) provide for the purchase of any option for the amount that could have been attained upon the exercise of the option and replace the option with other rights selected by the Compensation Committee, (b) provide in the terms of the option that it cannot be exercised after the occurrence of the corporate transaction that causes a threat of dilution or enlargement of benefits,
      (c) declare that, prior to the occurrence of the corporate transaction that causes a threat of dilution or enlargement of benefits, the option shall be exercisable as to all shares covered by the option, notwithstanding any provision to the contrary in the plan, (d) provide that the option be assumed by the successor or survivor corporation or substituted for by similar options or awards covering the stock of the successor or survivor corporation with appropriate adjustments as to the number and kind of shares and prices or (e) make adjustments in the number and type of shares subject to outstanding options and to the terms and conditions of outstanding options, rights and awards and in the number and types of options, rights and awards which may be granted in the future.

  . Amendments. The Compensation Committee may wholly or partially amend or otherwise modify, suspend or terminate the Stock Option Plan. Without the approval of the stockholders, however, the Compensation Committee may not, except as described above under the heading "Change in Common Stock or Assets of Direct III; Acquisition or Liquidation of Direct III," increase the limits on the maximum number of shares which may be issued under this Stock Option Plan. The Compensation Committee may not take any action that would otherwise require stockholder approval as a matter of law. No amendment, suspension or termination of the Stock Option Plan shall, without consent of the holder of the option, alter or impair any rights or obligations under any options that had been previously granted.

  . Certain Federal Income Tax Consequences. There are no federal income tax consequences either to a participant or to Direct III upon the grant of an incentive stock option or a non-qualified stock option. Upon the exercise of an incentive stock option during employment or within three months thereafter, the participant will not recognize any income, and Direct III will not be entitled to a deduction. However, the excess of the fair market value of the shares of common stock on the date of exercise over the exercise price must be included in the participant's alternative minimum taxable income. This may give rise to alternative minimum tax liability to the participant. A participant generally must hold common stock acquired upon exercise of an incentive stock option for two years after the date of grant or one year after the date of exercise. If a participant disposes of shares of common stock before the expiration of this required holding period (a "disqualifying disposition"), the participant will recognize ordinary income equal to the difference between the fair market value of the stock on the date of exercise and the option exercise price. In that event, Direct III would be entitled to a deduction equal to the amount of ordinary income recognized by the participant. The balance of any gain or loss realized on a disqualifying disposoition will be treated as capital gain or loss to the participant. If the shares of common stock are disposed of after the expiration of the required holding period, the entire gain or loss to the participant would be treated as a capital gain or loss and Direct III would not be entitled to a deduction. Upon the exercise of a non-qualified stock option, the excess of the fair market value of the shares of common stock on the date of exercise over the exercise price generally will be taxable to the participant as ordinary income and deductible by Direct III. These subsequent dispositions of shares of common stock acquired upon the exercise of a non-qualified stock option generally will result in capital gain or loss to the participant but will have no tax consequences to Direct III.

   As of March 15, 2002, 2,563,995 shares underlying options granted under the Stock Option Plan were outstanding. Currently, participants in the Stock Option Plan include five Directors and executive officers, two non-employee Directors and approximately seventy employees. Currently, it is not possible to determine which Directors and executive officers may receive options under the Stock Option Plan during fiscal year 2002. As of March 15, 2002, none of the Directors or officers named below in the Summary Compensation Table have received grants under the Stock Option Plan. As of March 15, 2002, approximately fifty-five employees have received grants totaling 760,500 shares under the Stock Option Plan with exercise prices ranging from $2.00 to $3.20.

Our Recommendation

   The vote required to approve Proposal 2 is the affirmative vote of a majority of the common stock represented and voting, in person or by proxy, at the Annual Meeting, assuming a quorum is present. The Board of Directors recommends that stockholders vote FOR the proposal to amend the Stock Option Plan.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table shows the number of shares of common stock beneficially owned as of March 15, 2002 by (a) each of the Directors, (b) each of the executive officers named in the Summary Compensation Table below and (c) all Directors and executive officers as a group.

                                                           Amount and Nature         Percent
                                                                  of                    of
Name and Address (1)                                    Beneficial Ownership(2) Outstanding Shares
--------------------                                    ----------------------- ------------------

Robert deRose                                              1,155,000  (3)(4)           11.5%
Michael H. Shaut                                                400,000  (4)            4.0%
James G. Clark                                                  115,000  (4)            1.2%
Douglas L. Feist                                                 65,000  (4)              *
Sam Belzberg                                                 125,000  (4)(5)            1.3%
  2000-1177 West Hastings Street
  Vancouver, British Columbia V6E2K3
Leo Kornfeld                                                     17,500  (4)              *
  4 Turf Avenue
  Rye, New York 10580
Stephen P. Latreille                                             23,333  (4)              *

Directors and executive officers as a group (8 persons)    2,023,883  (3)(4)           18.9%

* Represents less than 1% of the outstanding shares of Direct III on March 15, 2002.

(1) Unless otherwise indicated, the address of the individual is the business address of Direct III, which is 12760 High Bluff Drive, Suite 210, San Diego, California 92130.
(2) Except as otherwise stated in the notes below, beneficial ownership of the shares held by each individual consists of sole voting power and sole investment power, or of voting power and investment power that is shared with the spouse or with family members of the individual.

(3) Includes 10,000 shares in The deRose Foundation, for which Mr. deRose has sole investment power only.

(4) Includes shares of common stock that may be acquired pursuant to options or warrants that are currently exercisable or will be within 60 days of March 15, 2002 as follows: deRose--400,000 shares; Shaut--400,000 shares; Clark--48,637 shares; Feist--31,858 shares; Belzberg--75,000 shares; Kornfeld--17,500 shares; and Latreille--23,333 shares.

(5) Includes 50,000 shares of common stock and a warrant for 25,000 shares of common stock, granted on December 6, 2001 and currently exercisable, held by Gibralt Capital Corporation, for which Mr. Belzberg has sole voting power.

   The following table shows the number of shares of common stock beneficially owned as of March 15, 2002, (including options and warrants exercisable within 60 days of that date) by all persons known to Direct III to own beneficially more than 5% of Direct III's common stock (other than Mr. deRose, whose beneficial ownership is shown in the table above).

                                    Amount and Nature         Percent
                                           of                    of
     Name and Address            Beneficial Ownership(1) Outstanding Shares
     ----------------            ----------------------- ------------------

     Ronald E. Arnall                 1,875,000 (2)             18.2%
     1100 Town & Country Road
     Orange, California 92868

     Codan Trust Company Limited        750,000 (3)              7.6%
     Trustee, CNWL Trust
     Richmond House
     Hamilton, Bermuda

     Winton Capital Holding LTD       1,472,500 (4)             14.6%
     Jaidine House, 4th Floor
     Hamilton, Bermuda

(1) Beneficial ownership of the shares held by each individual or entity consists of sole voting power and sole investment power, or of voting power and investment power that is shared with the spouse or family members of the individual.

(2) Includes 625,000 shares of common stock that may be acquired pursuant to a warrant, granted on November 23, 2001, that is currently exercisable.

(3) Includes 250,000 shares of common stock that may be acquired pursuant to a warrant, granted on February 11, 2002, that is currently exercisable.

(4) Includes 412,500 shares of common stock that may be acquired pursuant to warrants, granted on February 9, 2001 and September 26, 2001, that are currently exercisable.

                          SUMMARY COMPENSATION TABLE

   The following table sets forth the compensation received for the three years ended December 31, 2001 by Direct III's Chief Executive Officer and the four other persons who were, at December 31, 2001, the most highly compensated executive officers of Direct III or of a subsidiary of Direct III.

                                   Annual Compensation         Long-Term Compensation

                                                               Securities
   Name and                                    Other Annual    Underlying     All Other
Principal Position        Year Salary($) Bonus Compensation Options/Warrants Compensation
------------------        ---- --------- ----- ------------ ---------------- ------------
Robert deRose             2001  162,500   -0-      -0-          435,000          -0-
Chairman and              2000  150,000   -0-      -0-          100,000          -0-
Chief Executive Officer   1999  118,750   -0-      -0-              -0-          -0-

Michael H. Shaut          2001  131,250   -0-      -0-          935,000          -0-
President and             2000      -0-   -0-      -0-          500,000          -0-
Chief Operating Officer   1999      -0-   -0-      -0-              -0-          -0-

James G. Clark            2001  102,500   -0-      -0-           63,637          -0-
Executive Vice President  2000   90,000   -0-      -0-           15,000          -0-
and Chief Financial       1999   71,250   -0-      -0-          100,000          -0-
Officer

Douglas L. Feist          2001   23,333   -0-      -0-          106,858          -0-
Executive Vice President, 2000      -0-   -0-      -0-           15,000          -0-
Secretary and General     1999      -0-   -0-      -0-              -0-          -0-
Counsel

Stephen P. Latreille      2001  104,177   -0-      -0-           50,000          -0-
Senior Vice President     2000   16,667   -0-      -0-           10,000          -0-
Sales and Marketing,      1999      -0-   -0-      -0-              -0-          -0-
Grad Partners, Inc.

                       OPTION GRANTS IN LAST FISCAL YEAR

                        Number of
                        Securities    % of Total Options
                        Underlying    Granted in Fiscal  Exercise Closing Price
                     Options/Warrants      Year to       or Base    on Grant
        Name            Granted(1)        Employees      Price($)    Date(2)    Expiration Date
        ----            ----------        ---------      --------    -------    ---------------

Robert deRose            100,000              5.2          1.54       1.70          7-1-2011
                          35,000              1.8           .90                    9-21-2011
                         300,000             15.7          1.25       3.25          8-1-2011

Michael H. Shaut         600,000             31.3          1.40       1.70          7-1-2011
                          35,000              1.8           .90                    9-21-2011
                         300,000             15.7          1.25       3.25          8-1-2011

James G. Clark            15,000               .8          1.40       1.70          7-1-2011
                          15,000               .8           .90                    9-21-2011
                          33,637              1.8          1.30       1.35         10-2-2011

Douglas L. Feist          10,000               .5          4.00       5.75           Expired
                          65,000              3.4          1.40       1.70          7-1-2011
                          15,000               .8           .90                    9-21-2011
                          16,858               .9          1.30       1.35         10-2-2011

Stephen P. Latreille      40,000              2.1          1.40       1.70          7-1-2011
                          10,000               .5           .90                    9-21-2011

(1) Options granted in 2001 were granted under Direct III's Stock Option Plan. In general, options subject to a vesting schedule vest over a three-year period, with one-third of the options vesting on each anniversary of the grant date. Some options granted in 2001 are subject to a shorter vesting schedule, and some options vested upon the granting of the option. Warrants granted in 2001 to Messrs. deRose and Shaut, for 300,000 shares each, were immediately exercisable upon grant.

(2) Closing price on the date of grant is disclosed only to the extent that the exercise price of the option or warrant is less than the closing price of a common share of Direct III's common stock on the date of grant.

                        AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                AND FISCAL YEAR-END OPTION VALUE

                                                           Number of
                                                           Securities
                                                           Underlying            Value of
                                                          Unexercised          Unexercised
                                                        Options/Warrants  In-the-Money Options/
                                                           at FY-End             Warrants
                     Shares Acquired                      Exercisable/    at FY-End Exercisable/
        Name         On Exercise (#) Value Realized ($)  Unexercisable     Unexercisable($)(1)
        ----         --------------- ------------------ ----------------  ----------------------

Robert deRose              -0-              -0-         400,000 / 135,000   285,000 / 111,500
Michael H. Shaut           -0-              -0-         400,000 / 635,000   285,000 / 525,500
James G. Clark             -0-              -0-         48,637 / 30,000     30,273 / 31,500
Douglas L. Feist           -0-              -0-         31,858 / 80,000     15,172 / 71,500
Stephen P. Latreille       -0-              -0-         23,333 / 36,667     10,666 / 34,334

(1) Based on the closing price of a common share of Direct III on December 31, 2001 of $2.20 as reported on The OTC Bulletin Board less the exercise price of the option or warrant.

                    AGREEMENTS WITH OFFICERS AND DIRECTORS

Executive Employment Agreements

   On September 15, 2001, Direct III entered into Executive Employment Agreements with Robert deRose, James G. Clark, Michael H. Shaut and Douglas L. Feist (the "Agreements"). The Agreements provide for each individual's employment as an executive officer of Direct III Marketing, Inc. The Agreements expire on June 30, 2003. Thereafter, at the discretion of Direct III and the executive, the Agreements may continue on a year-to-year basis. The Agreements provide for an annual base compensation and certain fringe and other employee benefits that are made available to executive officers of Direct III.

   Under the Agreements, if Direct III terminates the executive officer's employment for "cause" (as defined in the Agreements), the executive officer will be entitled to receive any unpaid base salary earned through the date of termination and any compensation that the executive officer is entitled to as of the date of termination pursuant to any annual incentive compensation plan in effect. In the event of death, disability, termination without cause or termination during the two-year period after a change in control (as defined in the Agreements), the executive officer or his estate, if applicable, is entitled to any unpaid base salary, a prorated amount of any compensation due pursuant to any annual incentive compensation plan in effect and a lump sum distribution of his salary and bonus pursuant to the terms of the Agreements. In addition, Direct III will provide the executive officer with continuing health and life insurance coverage for a period of one year. The Agreements also contain a confidentiality clause, a non-solicitation clause and a one-year non-competition clause.

                           REPORT OF AUDIT COMMITTEE

   The Audit Committee was formed in November 2001 to oversee Direct III's financial reporting process. The Committee has not adopted a charter yet, but expects to do so in the near future. The Committee met for the first time on March 28, 2002.

   In performing its functions, the Committee acts in an oversight capacity and relies on the work and assurances of Direct III's management and its independent auditors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the annual report with management and its auditors, including a discussion of the quality, not just the acceptability, of GAAP accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

   One member of the Audit Committee, Samuel Belzberg is an independent director, as that term is defined under Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards.

   The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of Direct III's accounting principles, Direct III's internal accounting controls, and such other matters as are required to be discussed under generally accepted auditing standards as set forth in the Codification of Statements on Auditing Standards including matters required to be discussed by SAS 61. In addition, the Committee has received the written disclosures and the letter from its independent auditors required by Independence Standards Board Standard No.1 and has discussed with its independent auditors the auditors' independence from management and Direct III. The independent auditors performed no non-audit services other than tax compliance for Direct III in the fiscal year ended December 31, 2001. The Committee also discussed with the independent auditors the quality of Direct III's financial and accounting personnel.

   In reliance on the reviews and discussions referred to above, the Committee recommended on March 28, 2002, to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

                                                                AUDIT COMMITTEE

                                                                Samuel Belzberg
                                                               Douglas L. Feist
                                                                   Leo Kornfeld

                                                                 March 28, 2002

                            AUDIT FEES AND SERVICES

   The following table shows the fees paid or accrued by Direct III for audit and other services provided by Swenson Advisors, LLP for the fiscal year ended December 31, 2001:

   Audit Fees
   Fees for the audit of Direct III's financial statements for fiscal year 2001 totaled $25,000.

   Financial Information Systems Design and Implementation Fees
   No fees were paid by Direct III in fiscal year 2001 with respect to the above-captioned services.

   All Other Fees
   All other fees paid by Direct III in fiscal year 2001 totaled $14,500, including audit related fees of $6,000.

   The Board of Directors has considered whether the provision of services by Swenson Advisors, LLP, other than the audit of Direct III's annual financial statements, is compatible with maintaining Swenson Advisors, LLP's independence.

                             INDEPENDENT AUDITORS

   The Board of Directors has not selected or recommended an independent auditor for the current fiscal year. Swenson Advisors, LLP served as the independent auditor for 2001 and performed the audit of Direct III's financial statements for fiscal year 2001. A representative of Swenson Advisors, LLP is expected to be present at the Annual Meeting of Stockholders. The representative will be given an opportunity to make a statement if desired and to respond to questions regarding Swenson Advisors, LLP's examination of Direct III's consolidated financial statements and records for the year ended December 31, 2001.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   Martin A. Mayer, a Director of Direct III until November 2001, provided business and financial consulting services to Direct III on a month to month basis at the rate of $6,250 per month pursuant to a consulting agreement which was terminated on December 15, 2000.

   During 2000, FAC Enterprises, Inc., (a 5.8% shareholder as of December 31,
2000) loaned $170,000 to Direct III, and Direct III paid FAC Enterprises, Inc. $210,000 on March 21, 2000, representing the balance of an outstanding 1999 loan and the 2000 loan amount.

   Douglas L. Feist, Executive Vice President, Secretary and General Counsel and a Director of Direct III, is the sole owner of the Law Offices of Douglas
L. Feist Professional Corporation (aka "Douglas L. Feist Professional Corporation"), a firm that provided legal services to Direct III in 2000 for approximately $60,000 in legal fees and in 2001 for approximately $141,000 in legal fees.

   On April 25, 1999, James G. Clark and Martin A. Mayer, each a Director during 1999, exercised stock options for 100,000 and 50,000 shares, respectively, and issued to the Company full recourse promissory notes in the amount of $100,000 and $50,000, respectively, bearing interest at the rate of 7.75% per annum, originally due and payable on or before April 25, 2000. The due date of each note was extended to June 1, 2001. On August 8, 2001, Direct III repurchased stock from each of Messrs. Clark and Mayer at $3.50 per share of stock in cancellation of the notes issued by them to the Company.

   In 1999, Direct III made a loan to, and received a note from, Douglas L. Feist in the amount of $50,000, bearing interest at the rate of 7.75% per annum, originally due and payable on or before April 25, 2000, to provide funding for the purchase of 50,000 shares of Direct III's common stock. The due date was extended to June 1, 2001. On August 8, 2001, Direct III repurchased stock from Mr. Feist at $3.50 per share of stock, in cancellation of the note issued by Mr. Feist to Direct III.

   Leo Kornfeld, a Director of Direct III since August 2001, is the President of Kornfeld & Associates, an education consulting firm that provided consulting services to a subsidiary of Direct III in 2001 for approximately $20,000 in consulting fees.

   The son of Samuel Belzberg, a Director of Direct III since 2001, is the owner of Winton Capital Holding LTD, a beneficial owner, as of March 15, 2002, of 1,060,000 shares and the holder of warrants for 412,500 shares of Direct III common stock. Mr. Belzberg has no voting or investment power with respect to the shares held by Winton Capital Holding LTD.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Direct III's officers and Directors, and persons who own more than ten percent of a registered class of Direct III's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish Direct III with all
Section 16(a) forms they file. Based solely on review of the copies of such forms received by Direct III, we believe that during the fiscal year ended December 31, 2001, all officers, Directors and greater than ten percent stockholders complied with all Section 16(a) filing requirements, except that James G. Clark, Douglas L. Feist and Martin A. Mayer each omitted to timely file a report on Form 4 to report Direct III's repurchase of common stock in satisfaction of outstanding loans made to each of these individuals by Direct
III. Messrs. Clark, Feist and Mayer each filed a report on Form 5 in March 2002 reporting their respective transactions.

                              THE ANNUAL MEETING

Voting at the Meeting

   Stockholders of record at the close of business on April 12, 2002, the record date for the meeting, are entitled to vote at the meeting. On the record date, there were 79 record holders and 9,656,417 shares of common stock outstanding. Each share of common stock is entitled to one vote. The percentage of the outstanding common stock of Direct III held by our Directors and executive officers is included herein under the heading "Security Ownership of Certain Beneficial Owners and Management."

   Holders of common stock have no cumulative voting rights. Directors are elected by a majority of the votes of common stock present, in person or by proxy, and entitled to vote on the election of directors at a meeting at which a quorum is present. The affirmative vote of a majority of the common stock represented and voting, in person or by proxy, at any meeting of stockholders at which a quorum is present is required for action by stockholders on any matter, unless the vote of a greater number of shares or voting by classes or series is required under Delaware law. Abstentions and broker non-votes are tabulated in determining the votes present at a meeting. Consequently, an abstention or a broker non-vote has the same effect as a vote against a proposal or a director nominee, as each abstention or broker non-vote would be one less vote in favor of a proposal or for a director nominee.

   If any of the Directors nominated in this Proxy Statement becomes unable or declines to serve as a Director, each properly signed proxy card will be voted for another person recommended by the Board of Directors. The Board has no reason to believe that this will occur.

Other Matters

   The Board of Directors knows of no other matters that will be presented at the meeting. If other matters do properly come before the meeting, the persons named in the proxy card will vote on these matters in accordance with their best judgment.

No Appraisal Rights

   Stockholders will not have appraisal rights in connection with any of the proposals to be considered at the Annual Meeting of Stockholders.

Proxy Solicitation

   All shares of Direct III's common stock represented at the Annual Meeting of Stockholders by properly executed proxies will be voted in accordance with the instructions on the proxies. If no instructions are given, proxies will be voted for Proposal 1, Amendment to Certificate of Incorporation to Change Name, for the election of each Director nominee listed under Election of Directors, and for Proposal 2, Amendment to Stock Option Plan. Direct III has no knowledge of any other matters to be presented at the Annual Meeting. If other matters properly come before the Annual Meeting, the persons named on the proxies will vote on those matters in accordance with their best judgment.

   If you give a proxy pursuant to this solicitation, you may revoke the proxy at any time before it is voted. You may revoke your proxy by:

  . delivering a written notice of revocation dated later than the proxy to the Secretary of Direct III (at the address included on the cover page of this proxy statement);
  . properly executing another proxy for the same shares and delivering it to the Secretary of Direct III; or
  . attending the Annual Meeting of Stockholders and voting in person (although attendance at the Annual Meeting of Stockholders will not by itself revoke your proxy).

   Direct III is making this proxy solicitation and will bear the expense of preparing, printing, and mailing this Notice and Proxy Statement. In addition to requesting proxies by mail, officers and regular employees of Direct III may request proxies by telephone or in person. Direct III has retained Interwest Transfer Co., Inc., in Salt Lake City, Utah, to assist in the solicitation for an estimated fee of $500 plus reasonable expenses. Direct III will ask custodians, nominees, and fiduciaries to send proxy material to beneficial owners in order to obtain voting instructions. Direct III will, upon request, reimburse them for their reasonable expenses for mailing the proxy material.

                              2003 ANNUAL MEETING

   Any stockholder who wishes to submit a proposal to be considered for inclusion in next year's Proxy Statement should send the proposal to Direct III, addressed to the Secretary, so that it is received on or before December 18, 2002. Direct III suggests that all proposals be sent by certified mail, return receipt requested.

   Direct III's proxies for the 2003 Annual Meeting of Stockholders will confer discretionary authority to vote on any matter if Direct III does not receive timely written notice of such matter on or before March 3, 2003.

   Direct III's proxy materials for the 2002 Annual Meeting of Stockholders will be mailed on or about April 17, 2002.

                             FINANCIAL STATEMENTS

   Direct III's Annual Report on Form 10-KSB, including consolidated financial statements for the year ended December 31, 2001, is being mailed to stockholders of record with this Proxy Statement.

                                         For the Board of Directors
                                         Direct III Marketing, Inc.

                                         /s/ Robert deRose
                                         Robert deRose, Chairman and Chief
                                         Executive Officer

April 15, 2002

                                   EXHIBIT A

                             AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                         EDUCATION LENDING GROUP, INC.

                                  * * * * * *

   The corporation was originally incorporated under the name DIRECT III MARKETING, INC. The original Certificate of Incorporation for DIRECT III MARKETING, INC. was filed with the Secretary of State of the State of Delaware on March 26, 1999. This Amended and Restated Certificate of Incorporation has been duly adopted and executed in accordance with Sections 103, 242 and 245 of the Delaware General Corporation Law.

1. The name of the corporation is: EDUCATION LENDING GROUP, INC.

2. The address of its registered office in the State of Delaware is Incorporating Services, Ltd., 15 East North Street, Dover, Delaware 19901, located in the County of Kent, Delaware. The name of its registered agent is Incorporating Services, Ltd.

3. The nature of the business or purposes to be conducted or promoted is: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The Corporation shall have authority to issue fifty million (50,000,000) shares of capital stock, consisting of forty million (40,000,000) shares of common stock, par value $.001 per share and ten million (10,000,000) shares of preferred stock, par value $.001 per share. The Board of Directors may, by resolution or resolutions, designate and fix the powers, preferences and rights and the qualifications, limitations or restrictions of any number of series of preferred stock of the Corporation.

5. The name and mailing address of the sole incorporator is as follows:
   Daniel P. O'Brien
   Klehr, Harrison, Harvey, Branzburg & Ellers LLP 1401 Walnut Street Philadelphia, PA 19102

6. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation.

7. Elections of Directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

8. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

9. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

10. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of ss.291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of ss.279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

   I, THE UNDERSIGNED, being an authorized officer of corporation, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand
this        day of April, 2002.

                                          /s/ DOUGLAS L. FEIST
                                          ------------------------------------
                                          Douglas L. Feist, Executive Vice
                                            President,
                                          Secretary and General Counsel

                                   EXHIBIT B

                          DIRECT III MARKETING, INC.

                               STOCK OPTION PLAN

                     (as amended effective April 4, 2002)

                          DIRECT III MARKETING, INC.

                               STOCK OPTION PLAN

                               TABLE OF CONTENT

ARTICLE 1. DEFINITIONS.......................................................................  1
    1.1.  General............................................................................  1
ARTICLE 2. SHARES SUBJECT TO PLAN............................................................  4
    2.1.  Shares Subject to Plan.............................................................  4
    2.2.  Add-back of Options................................................................  4
ARTICLE 3. GRANTING OF OPTIONS...............................................................  4
    3.1.  Eligibility........................................................................  4
    3.2.  Qualification for Incentive Stock Options..........................................  4
    3.3.  Granting of Options................................................................  4
ARTICLE 4. TERMS OF OPTIONS..................................................................  5
    4.1.  Option Agreement...................................................................  5
    4.2.  Option Price.......................................................................  5
    4.3.  Option Term........................................................................  5
    4.4.  Option Vesting.....................................................................  6
    4.5.  Continued Employment...............................................................  6
ARTICLE 5. EXERCISE OF OPTIONS...............................................................  6
    5.1.  Partial Exercise...................................................................  6
    5.2.  Manner of Exercise.................................................................  6
    5.3.  Conditions to Issuance of Stock....................................................  7
    5.4.  Rights as Stockholders.............................................................  8
    5.5.  Ownership and Transfer Restrictions................................................  8
    5.6.  Limitations on Exercise of Options.................................................  8
ARTICLE 6. ADMINISTRATION....................................................................  8
    6.1.  Compensation Committee.............................................................  8
    6.2.  Duties and Powers of Committee.....................................................  9
    6.3.  Majority Rule; Unanimous Written Consent...........................................  9
    6.4.  Compensation; Professional Assistance: Good Faith Actions..........................  9
ARTICLE 7. MISCELLANEOUS PROVISIONS..........................................................  9
    7.1.  Not Transferable...................................................................  9
    7.2.  Amendment, Suspension or Termination of this Plan.................................. 10
    7.3.  Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the
          Company and Other Corporate Events................................................. 10
    7.4.  Approval of Plan by Stockholders................................................... 12
    7.5.  Tax Withholding.................................................................... 12
    7.6.  Loans.............................................................................. 12
    7.7.  Forfeiture Provisions.............................................................. 12
    7.8.  Limitations Applicable to Section 16 Persons and Performance-Based Compensation.... 12
    7.9.  Effect of Plan Upon Options and Compensation Plans................................. 13
    7.10. Compliance with Laws............................................................... 13
    7.11. Titles............................................................................. 13
    7.12. Governing Law...................................................................... 13

                          DIRECT III MARKETING, INC.

                               STOCK OPTION PLAN
                     (as amended effective April 4, 2002)

   DIRECT III MARKETING, INC., a Delaware corporation (the "Company"), adopts the Direct III Marketing, Inc. Stock Option Plan (the "Plan"), originally effective April 21, 1999, as amended effective April 1, 2001 and as subsequently amended effective July 1, 2001, effective March 8, 2002 and effective April 4, 2002, for the benefit of eligible Employees, officers and Directors of the Employer (as defined in Section 1.1).

   The purposes of this Plan are (a) to recognize and compensate officers, Directors and selected Employees of the Company and its subsidiaries who contribute to the development and success of the Company; (b) to maintain the competitive position of the Company by attracting and retaining Employees; (c) to provide incentive compensation to such officers and key Employees based upon the Company's performance; and (d) to encourage the officers, Employees and Directors of the Company and its subsidiaries to acquire a proprietary and vested interest in the growth and performance of the Company and its subsidiaries.

                            ARTICLE 1. DEFINITIONS

   1.1. General. Wherever the following initially capitalized terms are used in this Plan they shall have the meanings specified below, unless the context clearly indicates otherwise.

   "Award Limit" shall mean Six Hundred Thousand (600,000) shares of Common
Stock.

   "Board" shall mean the Board of Directors of the Company, as comprised from time to time.

   "Change in Control" shall mean a change in ownership or control of the Company effected through any of the following transactions:

   (a) Any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which the Board does not recommend such stockholders to accept; or

   (b) There is a change in the composition of the Board over a period of no more than thirty-six (36) consecutive months such that a majority of the Board members (rounded up to the nearest whole number) ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (i) have been Board members continuously since the beginning of such period or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board; or

   (c) There is a successful initial public offering of the Company's Common Stock.

   "Code" shall mean the Internal Revenue Code of 1986, as amended.

   "Committee" shall mean the Compensation Committee of the Board, appointed as provided in Section 6.1, as comprised from time to time, or such other Committee designated by the Board to administer the provisions of this Plan.

   "Common Stock" shall mean the common stock of the Company.

   "Company" shall mean Direct III Marketing, Inc., a Delaware corporation.

   "Corporate Transaction" shall mean any of the following stockholder-approved transactions to which the Company is a party:

   (a) A merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to (i) change the State in which the Company is incorporated, (ii) form a holding company, or (iii) effect a similar reorganization as to form whereupon this Plan and all Options are assumed by the successor entity;

   (b) The sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, in complete liquidation or dissolution of the Company in a transaction not covered by the exceptions to clause (a), above; or

   (c) Any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred or issued to a person or persons different from those who held such securities immediately prior to such merger.

   "Director" shall mean a member of the Board.

   "Employee" shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Employer.

   "Employer" shall mean the Company and each member of (i) a controlled group of corporations or (ii) trades or businesses under common control, or (iii) an affiliated service group which, in each case, shall include the Company, as determined under Section 414 of the Code.

   "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

   "Fair Market Value" of a share of Common Stock, as of a given date shall be
(i) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any (or as reported on any composite index which includes such principal exchange), on the trading day previous to such date, or if shares were not traded on the trading day previous to such date, then on the next preceding date on which a trade occurred, or
(ii) if Common Stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, either the (i) closing sale price or (ii) the mean between the closing representative bid and asked prices for the Common Stock on the trading day previous to such date as reported by NASDAQ or such successor quotation systems, as may be appropriate, or (iii) if Common Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the Fair Market Value of a share of Common Stock as established by the Committee acting in good faith.

   "Incentive Stock Option" shall mean an option which conforms to the applicable provisions of Section 422 of the Code and which is designated as an Incentive Stock Option by the Committee.

   "Independent Director" shall mean a member of the Board who is not also an Employee of the Employer.

   "Non-Qualified Stock Option" shall mean an Option which the Committee does not designate as an Incentive Stock Option.

   "Option" shall mean a stock option granted under Article 3 of this Plan. An option granted under this Plan shall, as determined by the Committee, be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Independent Directors shall be Non-Qualified Stock Options.

   "Optionee" shall mean an Employee granted an Option under this Plan.

   "Plan" shall mean the Direct III Marketing, Inc. Stock Option Plan, as amended from time to time.

   "QDRO" shall mean a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

   "Rule 16b-3" shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

   "Section 162(m) Participant" shall mean any Employee designated by the Committee to receive Options whose compensation for the fiscal year in which the Employee is so designated or a future fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code, as determined by the Committee in its sole discretion.

   "Subsidiary" shall mean a corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

   "Termination of Employment" shall mean the time when the employee-employer relationship between an Optionee and the Employer is terminated for any reason with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement, but excluding (i) terminations where there is a simultaneous reemployment or continuing employment of an Optionee by the Employer, and (ii) at the discretion of the Committee, terminations which result in a temporary severance of the employee-employer relationship. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment (subject to the provisions of any agreement between an Employee and the Employer), including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, the application of the provisions of Section 7.7, and all questions of whether particular leaves of absence constitute Terminations of Employment, provided, however, that, unless otherwise determined by the Committee in its discretion, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. Notwithstanding, any other provision of this Plan, the Employer has an absolute and unrestricted right to terminate an Employee's employment at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

                       ARTICLE 2. SHARES SUBJECT TO PLAN

   2.1  Shares Subject to Plan.

   (a) The stock subject to an Option shall be shares of the Company's authorized but unissued, reacquired, or treasury Common Stock. The aggregate number of such shares which may be issued upon exercise of such Options shall not exceed Three Million (3,000,000).

   (b) The maximum number of shares which may be subject to Options granted under the Plan to any individual in any fiscal year shall not exceed the Award Limit. To the extent required by Section 162(m) of the Code, shares subject to Options which are canceled continue to be counted against the Award Limit and if, after grant of an Option, the price of shares subject to such Option is reduced, the transaction is treated as a cancellation of the Option and a grant of a new Option and both the Option deemed to be canceled and the Option deemed to be granted are counted against the Award Limit.

   2.2 Add-back of Options. If any Option expires or is canceled without having been fully exercised, or is exercised in whole or in part for cash as permitted by this Plan, the number of shares subject to such Option but as to which such Option was not exercised prior to its expiration, cancellation or exercise may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. Furthermore, any shares subject to Options which are adjusted pursuant to Section 7.3 and become exercisable with respect to shares of stock of another corporation shall be considered canceled and may again be optioned, granted or awarded hereunder, subject to the limitations of
Section 2.1. Shares of Common Stock which are delivered by the Optionee or withheld by the Company upon the exercise of any Option or other award under this Plan, in payment of the exercise price thereof, may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. Notwithstanding the provisions of this Section 2.2, no shares of Common Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under
Section 422 of the Code.

                        ARTICLE 3. GRANTING OF OPTIONS

   3.1 Eligibility. Any Employee, officer or Director of the Employer selected by the Committee pursuant to Section 3.3(a)(1) shall be eligible to be granted an Option.

   3.2 Qualification for Incentive Stock Options. No person may be granted an Incentive Stock Option under this Plan if such person (i) is not an Employee, or (ii) at the time the Incentive Stock Option is granted, the Employee owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any then existing Subsidiary or parent corporation (within the meaning of Section 422 of the Code) unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code.

   3.3  Granting of Options.

   (a) The Committee shall from time to time, in its absolute discretion, and subject to applicable limitations of this Plan:

      (1) Determine who (including Employees, officers or Directors who have previously received Options under this Plan) should be granted Options;

      (2) Subject to the Award Limit, determine the number of shares to be subject to such Options granted to the selected Employees, officers or Directors;

      (3) Subject to Section 3.2 above, determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options; and

      (4) Determine the terms and conditions of such Options, consistent with this Plan, provided, however, that the terms and conditions of Options intended to qualify as performance-based compensation as described in
   Section 162(m)(4)(C) of the Code shall include, but not be limited to, such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.

   (b) The Committee shall issue the Option and may impose such conditions on the grant of the Option as it deems appropriate. Without limiting the generality of the preceding sentence, the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition on the grant of an Option to an Employee that the Employee surrender for cancellation some or all of the unexercised Options which have been previously granted to him or her under this Plan or otherwise. An Option, the grant of which is conditioned upon such surrender, may have an option price lower (or higher) than the exercise price of such surrendered Option, may cover the same (or a lesser or greater) number of shares as such surrendered Option or other award, may contain such other terms as the Committee deems appropriate, and shall be exercisable in accordance with its terms, without regard to the number of shares, price, exercise period or any other term or condition of such surrendered Option or other award.

   (c) Any Incentive Stock Option granted under this Plan may be modified by the Committee to disqualify such option from treatment as an "incentive stock option" under Section 422 of the Code.

                          ARTICLE 4. TERMS OF OPTIONS

   4.1 Option Agreement. Each Option shall be evidenced by a written Stock Award Agreement, which shall be executed by the Optionee and an authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with this Plan. Stock Award Agreements evidencing Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Stock Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

   4.2 Option Price. The exercise price per share of the shares subject to each Option shall be set by the Committee, provided, however, that such price shall be greater than the par value of a share of Common Stock, unless otherwise permitted by applicable state law, and (i) in the case of Incentive Stock Options and Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code, such price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted; (ii) in the case of Incentive Stock Options granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code) such price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the Option is granted; and (iii) in the case of Non-Qualified Stock Options granted to Independent Directors after the Company is subject to the Exchange Act, such price shall equal 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted.

   4.3 Option Term. The term of an Option shall be set by the Committee in its discretion, provided, however, that, (i) in the case of Non-Qualified Stock Options granted to Independent Directors, the term shall be ten (10) years from the date the Option is granted, without variation or acceleration hereunder, but subject to Section 5.6, and (ii) in the case of Incentive Stock Options, the term shall not be more than ten (10) years from the date the Incentive Stock Option is granted, or five (5) years from such date if the Incentive Stock Option is granted to an Employee then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code). Such Incentive Stock Options shall be subject to Section 5.6. Except as limited by requirements of
Section 422 of the Code and regulations and rulings thereunder applicable to Incentive Stock Options and by Section 7.2 hereof, the Committee may extend the term of any outstanding Option in connection with any Termination of Employment of the Optionee, or amend any other term or condition of such Option relating to such a termination.

   4.4  Option Vesting.

   (a) The period during which the right to exercise an Option in whole or in part vests in the Optionee shall be set by the Committee and the Committee may determine that an Option may not be exercised in whole or in part for a specified period after it is granted; provided, however, that Options granted to Independent Directors shall become exercisable in full on the date of Option grant. At any time after grant of an Option, the Committee may, in its sole and absolute discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests.

   (b) No portion of an Option which is non-vested at Termination of Employment shall thereafter become exercisable, except as may be otherwise provided by the Committee either in the Stock Award Agreement or by action of the Committee or the Board, as the case may be, following the grant of the Option.

   (c) To the extent that the aggregate Fair Market Value of stock with respect to which "incentive stock options" (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by an Optionee during, any calendar year (under the Plan and all other incentive stock option plans of the Company and any Subsidiary) exceeds $100,000, such Options shall be treated as Non-Qualified Options to the extent required or permitted by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted. For purposes of this Section 4.4.3., the Fair Market Value of stock shall be determined as of the time the Option with respect to such stock is granted.

   4.5 Continued Employment. Nothing in this Plan or in any Stock Award Agreement hereunder shall confer upon any Optionee any right to continue in the employ of the Employer, or shall interfere with or restrict any of the rights of the Employer, hereby expressly reserved, to discharge any Optionee at any time for any reason whatsoever, with or without good cause.

                        ARTICLE 5. EXERCISE OF OPTIONS

   5.1 Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Committee may require that, by the terms of the Option, a partial exercise can only be effective with respect to a minimum number of shares.

   5.2 Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or his or her office:

   (a) A written notice stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Optionee or other person then entitled to exercise the Option or such portion and shall specify the number of shares in respect of which the Option is to be exercised;

   (b) Such representations and documents as the Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations. The Committee or Board may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

   (c) In the event that the Option shall be exercised pursuant to Section 7.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option (such as a copy of the appropriate court order); and

   (d) The Committee may specify in the stock option award agreement that the option can be exercised by one or more of the following methods: full cash payment to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised. However, the Committee, may in its discretion (i) allow a delay in payment up to thirty (30) days from the date the Option, or portion thereof, is exercised, (ii) allow payment, in whole or in part, through the delivery of shares of Common Stock owned by the Optionee, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (iii) allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof, (iv) allow payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration, (v) allow payment, in whole or in part, through the delivery of a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Committee or the Board, (vi) allow payment, in whole or in part, through the delivery of a notice that the Optionee has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; or (vii) allow payment through any combination of the consideration provided in the foregoing subparagraphs (iii), (iv), (v) and
(vi). In the case of a promissory note, the Committee may also prescribe the form of such note and the security to be given for such note. The Option may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law.

   5.3   Conditions to Issuance of Stock.  The Company shall not be required to
         -------------------------------
issue or deliver any certificate or other indicium evidencing ownership of shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

   (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

   (b) The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Committee or Board shall in its absolute discretion, deem necessary or advisable;

   (c) The obtaining of any approval or other clearance from any state or federal governmental agency or transfer agent based on Committee instructions for non-certificated shares which the Committee (or Board, in the case of Options granted to Independent Directors) shall, in its absolute discretion, determine to be necessary or advisable;

   (d) The lapse of such reasonable period of time following, the exercise of the Option as the Committee (or Board, in the case of Options granted to Independent Directors) may establish from time to time for reasons of administrative convenience; and

   (e) The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax.

   5.4 Rights as Stockholders. The holders of Options shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates or other indicia representing such shares have been issued by the Company to such holders.

   5.5 Ownership and Transfer Restrictions. The Committee (or Board, in the case of Options granted to Independent Directors), in its absolute discretion, may impose at the time of grant such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Stock Award Agreement and may be referred to on the certificates or other indicia evidencing such shares. The Committee may require the Employee to give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option within (i) two (2) years from the date of granting such Option to such Employee or (ii) one year after the transfer of such shares to such Employee. The Committee may direct that the certificates or other indicia evidencing shares acquired by exercise of an Option refer to such requirement to give prompt notice of disposition.

   5.6  Limitations on Exercise of Options.

   (a) Incentive Stock Options. Unless otherwise granted by Committee to an Employee for a shorter period, no Incentive Stock Option granted hereunder may be exercised to any extent by anyone after the first to occur of the following events: (a) the expiration of twelve (12) months from the date of the Optionee's death; (b) the expiration of twelve (12) months from the date of the Optionee's Termination of Employment by reason of his or her permanent and total disability (within the meaning of Section 22(e)(3) of the Code); or (c) the expiration of three (3) months from the date of the Optionee's Termination of Employment for any reason other than such Optionee's death or his or her permanent and total disability, unless the Optionee dies within said three-month period.

   (b) Non-Qualified Stock Options. Non-Qualified Stock Options may be exercised up and until their expiration date. No Option may be exercised after its expiration date. The Committee, in its complete discretion, may limit the exercise of Non-Qualified Stock Options.

                           ARTICLE 6. ADMINISTRATION

   6.1  Compensation Committee.

   (a) The Compensation Committee shall consist of:

      (1) For awards to Independent Directors, the entire Board;

      (2) For awards to Section 162(m) Participants, solely of 2 or more Independent Directors appointed by and holding office at the pleasure of the Board, each of whom is both a "non-employee director" as defined by Rule 16b-3 and as "outside director" for purposes of Section 162(m) of the Code; or

      (3) For all other awards as determined by the Compensation Committee.

   (b) Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. The Board may fill vacancies in the Committee. If a Committee is not appointed, the Board shall be the Committee.

   6.2 Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of this Plan in accordance with its provisions. The Committee shall have the power to interpret this Plan and the agreements pursuant to which Options are granted, and to adopt such rules for the administration, interpretation, and application of this Plan as are consistent therewith and to interpret, amend or revoke any such rules. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Options granted to Independent Directors. Any such grant or award under this Plan need not be the same with respect to each Optionee. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under this Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.

   6.3 Majority Rule; Unanimous Written Consent. The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

   6.4 Compensation; Professional Assistance; Good Faith Actions. Unless otherwise determined by the Board, members of the Committee shall receive no compensation for their services. All expenses and liabilities which members of the Committee incur in connection with the administration of this Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Committee, the Company and the Company's officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Optionees, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

                      ARTICLE 7. MISCELLANEOUS PROVISIONS

   7.1 Not Transferable. Options under this Plan may not be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution or pursuant to a QDRO, unless and until such rights or awards have been exercised, or the shares underlying such rights or awards have been issued, and all restrictions applicable to such shares have lapsed. No Option or interest or right therein shall be liable for the debts, contracts or engagements of the Optionee or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence. During the lifetime of the Optionee, only he or she or his or her personal representatives may exercise an Option (or any portion thereof) granted to him or her under the Plan, unless it has been disposed of pursuant to a QDRO. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Stock Award Agreement or other agreement, be exercised by his or her personal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

   7.2 Amendment, Suspension or Termination of this Plan. Except as otherwise provided in this Section 7.2, this Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without the approval of the Company's stockholders given within twelve months before or after the action by the Board or the Committee, no action of the Board or the Committee may, except as provided in Section 7.3, increase the maximum number of shares which may be issued under this Plan as set forth in Section 2.1 or modify the Award Limit, and no action of the Board or the Committee may be taken that would otherwise require stockholder approval as a matter of applicable law, regulation or rule. No amendment, suspension or termination of this Plan shall, without the consent of the holder of Options, alter or impair any rights or obligations under any Options theretofore granted or awarded, unless the award itself otherwise expressly so provides. This Plan shall terminate on the tenth anniversary of the adoption hereof by the stockholders. No Options may be granted during any period of suspension or after termination of this Plan, and in no event may any Incentive Stock Option be granted under this Plan after the first to occur of the following events:

   (a) The expiration of ten (10) years from the initial date the Plan is adopted by the Board: or

   (b) The expiration of ten (10) years from the date the Plan initially is approved by the Company's stockholders under Section 7.4 below.

   7.3 Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

   (a) In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), on account of a recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company (including, but not limited to, a Corporate Transaction), or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Committee's sole discretion (or in the case of Options granted to Independent Directors, the Board's sole discretion), affects the Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Option, then the Committee shall, in such manner as it may deem equitable, adjust any or all of:

      (1) The number and kind of shares of Common Stock with respect to which Options may be granted under the Plan (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued and adjustments of the Award Limit),

      (2) The number and kind of shares of Common Stock subject to outstanding Options, and

      (3) The grant or exercise price with respect to any Option.

   (b) In the event of any Corporate Transaction or other transaction or event described in Section 7.3.1 or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, the Committee in its discretion is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any option, right or other award under this Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

      (1) In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the agreement or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Optionee's request, for the purchase of any such Option for the payment of an amount of cash equal to the amount that could have been attained upon the exercise of such option or realization of the Optionee's rights had such option been currently exercisable or payable or fully vested or the replacement of such option with other rights or property selected by the Committee in its sole discretion;

      (2) In its sole and absolute discretion, the Committee may provide in terms of such Option that it cannot be exercised after such event;

      (3) In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, by the terms of such Option or by action taken prior to the occurrence of such transaction or event, that for a specified period of time prior to such transaction or event, such option or award shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in (i) Section 4.4 or (ii) the provisions of such Option;

      (4) In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, by the terms of such Option or by action taken prior to the occurrence of such transaction or event, that upon such event, such option or award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

      (5) In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Committee may make adjustments in the number and type of shares of Common Stock subject to outstanding Options and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future.

      (6) None of the foregoing discretionary actions taken under this Section
   7.3 shall be permitted with respect to Options granted to Independent Directors to the extent that such discretion would be inconsistent with the applicable exemptive conditions of Rule 16b-3.

   (c) Subject to Section 7.3 and 7.8, the Committee may, in its discretion, at the time of grant, include such further provisions and limitations in any Option agreement or certificate, as it may deem equitable and in the best interests of the Company.

   (d) With respect to Options which are granted to Section 162(m) Participants and are intended to qualify as performance-based compensation under Section 162(m)(4)(C), no adjustment or action described in this Section 7.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code or would cause such option to fail to so qualify under Section 162(m)(4)(C), as the case may be, or any successor provisions thereto. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under
Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Committee determines that the option or other award is not to comply with such exemptive conditions. The number of shares of Common Stock subject to any option or award shall always be rounded to the next whole number.

   7.4 Approval of Plan by Stockholders. This Plan will be submitted for the approval of the Company's stockholders within twelve months after the date of the Board's adoption of this amended Plan. If the stockholders fail to approve such Plan, all options granted hereunder shall be Non-Qualified Stock Options.

   7.5 Tax Withholding. The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Optionee of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting or exercise of any Option. The Committee may in its discretion and in satisfaction of the foregoing requirement allow such Optionee to elect to have the Company withhold shares of Common Stock otherwise issuable under such Option (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld.

   7.6 Loans. The Committee may, in its discretion, extend one or more loans to Employees in connection with the exercise or receipt of an Option granted under this Plan. The terms and conditions of any such loan shall be set by the Committee.

   7.7 Forfeiture Provisions. Pursuant to its general authority to determine the terms and conditions applicable to awards under the Plan, the Committee shall have the right (to the extent consistent with the applicable exemptive conditions of Rule 16b-3) to provide, in the terms of Options, or to require the recipient to agree by separate written instrument, that (i) any proceeds, gains or other economic benefit actually or constructively received by the recipient upon any receipt or resale of any Common Stock underlying such award, must be paid to the Company, and (ii) the award shall terminate and any unexercised portion of such award (whether or not vested) shall be forfeited, if (a) a Termination of Employment occurs prior to a specified date, or within a specified time period following receipt or exercise of the award, or (b) the recipient at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Committee (or the Board, as applicable).

   7.8  Limitations Applicable to Section 16 Persons and Performance-Based
Compensation.   Notwithstanding any other provision of this Plan, any Option granted to any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law and the Plan, Options granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule. Furthermore, notwithstanding any other provision of this Plan, any Option which is granted to a Section 162(m) Participant and is intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and this Plan shall be deemed amended to the extent necessary to conform to such requirements.

   7.9 Effect of Plan Upon Options and Compensation Plans. The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Employer. Nothing in this Plan shall be construed to limit the right of the Employer (i) to establish any other forms of incentives or compensation for Employees, or (ii) to grant or assume options or other rights otherwise than under this Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business stock or assets of any corporation, partnership, limited liability company, firm or association.

   7.10 Compliance with Laws. This Plan, the granting and vesting of Options under this Plan and the issuance and delivery of shares of Common Stock and the payment of money under this Plan or under Options awarded hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

   7.11 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

   7.12 Governing Law. This Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

   I hereby certify that the foregoing Plan, as amended, was duly adopted by the Board of Directors of Direct III Marketing, Inc., effective as of April 4, 2002.

       Executed on this 4th day of April, 2002, at San Diego, California

                                          /s/  DOUGLAS L. FEIST
                                          ------------------------------
                                          DOUGLAS L. FEIST
                                          Executive Vice President and Secretary

DETACH CARD HERE
----------------

                       DIRECT III MARKETING, INC. PROXY
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 2002

At the Annual Meeting of Stockholders of Direct III Marketing, Inc. to be held at 9:00 a.m. on Monday, May 20, 2002, at the Del Mar Marriott Hotel, located at 11966 El Camino Real in San Diego, California, and any adjournment thereof, Robert deRose and Douglas L. Feist, and each of them, with full power of substitution (the "Proxy Committee"), are hereby authorized to represent me and to vote all of my shares on the following:

1. Election of six Directors whose terms will expire in 2002. The nominees of the Board of Directors are: Robert deRose, Michael H. Shaut, James G. Clark, Douglas L. Feist, Samuel Belzberg and Leo Kornfeld, or in the event of the unavailability of any nominee, such other person(s) as the Board of Directors may recommend.

   FOR all the nominees  [_]    WITHHOLD AUTHORITY  [_]
                                (See Instructions Below)

   Instructions: To withhold authority to vote for all nominees, mark the "WITHHOLD AUTHORITY" box above. To withhold authority to vote for any individual nominee, mark the "WITHHOLD AUTHORITY" box above AND write the individual nominee's name (or names) on the line below:

   ------------------------------------------------------------

2. Approval of the amendment to the Certificate of Incorporation to change name to:
   EDUCATION LENDING GROUP, INC.

   FOR  [_]      AGAINST  [_]      WITHHOLD AUTHORITY  [_]

3. Approval of the Amendment to the Stock Option Plan.

   FOR  [_]      AGAINST  [_]      WITHHOLD AUTHORITY  [_]

4. Any other business which may properly come before the Annual Meeting of Stockholders, and all adjournments thereof, in accordance with the judgment of the Proxy Committee on such business.

                  (Continued and to be signed on other side)

Dated

__________________________, 2002


                                          -------------------------------
                                                     Signature


                                          -------------------------------
                                                     Signature


                                                     NOTE: Please sign exactly
                                                     as name appears hereon.
                                                     Joint owners should each
                                                     sign. When signing as
                                                     attorney, executor,
                                                     administrator, trustee or
                                                     guardian, please give full
                                                     title as such.

                                                     CHANGE OF ADDRESS: Please
                                                     indicate change of address
                                                     below:

                                                     ---------------------------

                                                     ---------------------------

                     PLEASE SIGN AND DATE THIS PROXY CARD
          PROMPTLY RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE TO
                         INTERWEST TRANSFER CO., INC.
                                P.O. BOX 17136
                          SALT LAKE CITY, UTAH 84117